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Exhibit 10.10

CERTIFICATE NO.

«CertificateNumber»

        THIS OPTION AND THE SHARES UNDERLYING THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (ACT), AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THIS OPTION IS NONTRANSFERABLE AND THE SHARES UNDERLYING THIS OPTION MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

DISPLAYTECH, INC.
STOCK OPTION CERTIFICATE
1988 INCENTIVE STOCK OPTION PLAN

        Displaytech, Inc., a Colorado Corporation ("Company"), for and in consideration of the mutual promises of the parties and other good and valuable consideration, including the incentive to the Optionee to exert his/her best efforts on behalf of the Company and the benefit which the Company will receive from the Optionee's added interest in the welfare of the Company as a result of his/her ownership or increased ownership of the Company's $0.001 par value common stock ("Common Stock"), the receipt and sufficiency of which consideration hereby is acknowledged, hereby grants to the Optionee the option ("Option") to purchase the following number of shares of Common Stock:

Optionee	Number of Shares
«NAME»	«NUMBEROFSHARES»

subject to (i) the terms and conditions of the Company's 1988 Incentive Stock Option Plan ("Plan"), (ii) the rules and regulations for the administration of the Plan which may be adopted from time to time and (iii) the following terms and conditions:

        1.    Exercise Price.    The purchase price ("Exercise Price") for shares of Common Stock purchased pursuant to this Option shall be «Price» per share, which shall be paid in full in cash at the time of exercise, provided that the Committee administering the Plan may in its sole discretion permit payment to be made with shares of the Company's Common Stock owned by Optionee, or with other valid consideration permitted by the Colorado Business Corporations Act. The Exercise Price represents at least 100% of the fair market value of Common Stock as of the effective date of this Option. Optionee shall have no rights with respect to dividends or have any other rights as a shareholder with respect to shares subject to this Option until he/she has given written notice of the exercise of the Option and has paid in full for such shares.

        2.    Vesting and Time of Exercise of Option.    This Option shall vest and be exercisable as to one quarter (25%) of the total shares optioned at the end of one year from the date of grant of this Option, and as to one-forty-eighth (1/48th) of the total shares optioned at the end of each month thereafter, provided, however, that Optionee must be employed by the Company at the date any Option becomes vested and exercisable hereunder and further provided that if Optionee's employment is terminated, then this Option may be exercised only subject to terms and conditions stated in Section 9 below. This Option shall terminate ten (10) years from «GrantDate», the date of grant of this Option, unless terminated or otherwise required to be exercised at an earlier date, as provided herein. The period of time during which the Option may be exercised is referred to herein as the "Option Period".

        3.    Number of Shares.    This Option shall be exercised only for 100 shares of Common Stock or a multiple thereof or for the full number of shares for which the Option is then exercisable.

        4.    Representation as to Stock Ownership.    Optionee has represented to the Company that at the time this Option is granted Optionee does not own stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company ("10% Ownership"). Optionee understands and agrees that if Optionee has more than 10% Ownership, the purchase price of the shares upon exercise of the Option will be adjusted to reflect an exercise price of 110% of the fair market value of Common Stock at the close of business as of the date of the grant of the option represented by this Option Certificate. For purposes of calculating such stock ownership by Optionee, the attribution rules of stock ownership set forth in Section 425 (d) of the Internal Revenue Code of 1954, as amended, ("Code") shall apply. Therefore, the Optionee shall be considered as owning Common Stock of the Company owned directly or indirectly by or for his/her brothers and sisters (whether by the whole or half-blood), spouse, ancestors and lineal descendants; and any Common Stock owned directly or indirectly by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionately by Optionee if Optionee is a shareholder, partner, or beneficiary thereof.

        5.    Limitations on Exercise of Option.    If the number of shares subject to this Option multiplied by the Exercise Price thereof or if the total number of shares subject to this Option and all other Options granted under the Plan multiplied by the Exercise Price hereunder as regards the shares subject to this Option or the Exercise Price with respect to any other shares granted under the Plan exceeds $100,000, the exercise of this Option is subject to the following limitation: The fair value of the shares which first become exercisable under this and all other incentive stock options of Optionee during any one calendar year shall not exceed $100,000. Any portion of this Option which does not become exercisable in any year in order to effect the foregoing limitation shall become exercisable on the earliest date thereafter as shall be available consistent with the Plan and all other stock options then held by Optionee.

        6.    Death of Optionee.    If Optionee dies during Optionee's employment by the Company, or within three (3) months after termination of employment, this Option shall be exercisable at any time during the Option Period as to that portion vested and exercisable as of the date of death only by the personal representative or administrator of Optionee's estate, or by any trustee, heir, legatee or beneficiary to whom Optionee's rights under this Option shall pass by will or the laws of descent and distribution to the extent that Optionee was entitled to exercise this Option at the time of Optionee's death.

        7.    Retirement of Optionee.    If Optionee's employment with the Company terminates by reason of retirement, the Option shall be exercisable only within three (3) months after the date of such termination, but not later than the last day of the Option Period and then only to the extent to which the Option was exercisable at the time of such termination of employment by retirement. However, if Optionee dies within three (3) months after termination by retirement, the Option, to the extent it was exercisable at the time of Optionee's death, shall thereafter be exercisable at any time during the Option Period.

        8.    Disability of Optionee.    If Optionee becomes permanently and totally disabled, and at the time of such disability Optionee is entitled to exercise this Option, Optionee shall have the right to exercise this Option within one year after such disability provided Optionee exercises this Option within the Option Period and then only to the extent to which this Option was exercisable at the time of such disability. For purposes of this Section 8 an Optionee shall be considered to be totally and permanently disabled if a qualified medical physician approved by the Company certifies to the Company that such Optionee is unable to be gainfully employed by the Company by reason of a diagnosed and determinable physical or mental impairment which can be expected to result in death or has lasted and can be expected to last for a continuous period of not less than 12 months.

        9.    Termination of Employment.    If Optionee's employment is terminated for any reason other than death, disability or retirement, any Option which was exercisable at the time of termination shall terminate three (3) months after the date upon which employee's employment terminates.

        10.    Nontransferability of Option.    This Option may not be transferred by Optionee otherwise than by will or the laws of descent and distribution. During Optionee's lifetime, this Option shall be exercisable only by Optionee.

        11.    Leave of Absence.    For purposes of this Option, (i) a leave of absence, duly authorized in writing by the Company, for military service or sickness, or for any other purpose approved by the Company, if the period of such leave does not exceed 90 days, and (ii) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided Optionee's right to reemployment is guaranteed either by statute or by contract, shall not be deemed a termination of employment.

        12.    Changes in Capital.    If the outstanding Common Stock of the Company which is subject to this Option shall at any time be changed or exchanged by declaration of a stock dividend, split up, subdivision, combination of shares, reverse stock split, recapitalization, merger, consolidation or other corporate action or reorganization in which the Company is the surviving corporation, the number and kind of shares subject to this Option and the Option Price shall be appropriately and equitably adjusted so as to maintain the equivalent number of shares without changing the aggregate option exercise price. In the event of a dissolution or liquidation of the Company, or a merger, consolidation, sale of all or substantially all of its assets, or other corporate reorganization in which the Company is not the surviving corporation and holders of Common Stock receive securities of another corporation, this Option shall terminate as of the effective date of such event, provided that immediately prior to such event, Optionee shall have the right to exercise this Option in whole or in part; however, such exercise shall be subject to applicable restrictions contained in this Option, excluding the restriction in Section 2 which imposes a vesting period on the right to exercise the options granted, which restriction shall be waived in such case.

        13.    Termination of Option for Conduct Adverse to the Company.    The Company may terminate the Option at any time in the event the Optionee commits any act or omission which, in the good faith judgment of the Company's Board of Directors, is adverse to the interests of the Company. Such actions include, but are not limited to, (i) the disclosure or threatened disclosure of the Company's confidential information to unauthorized individuals or entities, (ii) working as an employee, consultant, owner, stockholder, partner or in any other capacity for any company, individual, partnership or other business entity which intends to or does make, sell, or develop products that compete with the products planned, developed, made or sold by the Company, (iii) the breach by Optionee of any agreement between the Company and Optionee, and the failure of Optionee to cure such breach within the time specified in the agreement, and (iv) any theft from or dishonest, fraudulent, or deceitful conduct in Optionee's dealings with the Company or its directors, officers, employees, contractors, customers, potential customers, suppliers or competitors, or any criminal conviction of Optionee.

        14.    Manner of Exercise.    Subject to the terms and conditions contained herein and in the Plan, this Option may be exercised in whole or in part at any time and from time to time within the Option Period by the delivery of written notice to any officer or director of the Company other than Optionee, together with full payment, in cash or with the Company's Common Stock if authorized by the Committee administering the Plan for the number of shares purchased. The notice (i) shall state the election to exercise the Option, (ii) shall state the number of shares in respect to which the Option is being exercised, (iii) shall state Optionee's address, (iv) shall state Optionee's social security number, (v) shall contain such representations and agreements concerning Optionee's investment intent with respect to such shares of Common Stock as shall be satisfactory to the Company's counsel, (vi) shall state that the Certificate evidencing the shares may be stamped with a restrictive legend and the shares evidenced by such Certificate will constitute "restricted securities" as defined in Rule 144 promulgated under the Act, and (vii) shall be signed by Optionee. As a further condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation. Unless the Company has in effect a Registration Statement under the Act relating to shares of Common Stock to be acquired under the

Plan, or unless the registration requirements of the Act are not applicable, no shares of Common Stock acquired upon exercise of this Option may be sold or otherwise disposed of at any time within two years from the date of granting of this Option or within one year after the issuance of the shares of Common Stock upon exercise of this Option.

        15.    Execution of Restriction Agreement.    Optionee agrees that if he/she has not already done so, he/she will execute the Restriction Agreement upon the grant of this Option. The Optionee understands that all purchases of shares pursuant to the exercise of this, or any subsequent Option granted to Optionee by the Company, in whole or in part, shall be governed by the terms of such Restriction Agreement even though Optionee will not execute such a Restriction Agreement each time Optionee exercises this or any subsequent Option.

        16.    Amendment and Administration.    The Compensation Committee of the Company's Board of Directors, or the Board, itself, if no such committee has been created, shall have the authority, consistent with the Plan, to interpret the Plan and this Option, to adopt, amend and rescind rules and regulations for the administration of the Plan and this Option, and generally to conduct and administer the Plan and to make all determinations in connection therewith which may be necessary or advisable, and all such actions of the Compensation Committee or the Board shall be final and conclusive for all purposes and binding upon Optionee.

        17.    No Contract of Employment.    It is acknowledged that this Stock Option Certificate does not constitute a contract of employment between the Company and the Optionee, and that the "at-will" relationship between the parties remains in effect.

        18.    Miscellaneous.    This Option shall inure to the benefit of and be binding upon each successor of the Company. All obligations imposed upon and all rights granted to the Optionee and all rights reserved by the Company under this Option shall be binding upon and inure to the benefit of Optionee, Optionee's heirs, personal representatives, administrators and successors. Unless the context requires otherwise, words denoting the singular may be construed as denoting the plural, and words of one gender may be construed as denoting such other gender as is appropriate.

Dated as of: «GrantDate»

DISPLAYTECH, INC. a Colorado Corporation	Accepted by Optionee:

By:
Haviland Wright Chief Executive Officer	«Name»

ATTEST:

Secretary

        SEAL

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DISPLAYTECH, INC. STOCK OPTION CERTIFICATE 1988 INCENTIVE STOCK OPTION PLAN